EXHIBIT 10.83(B)

                           COLLATERAL PLEDGE AGREEMENT

                                                             Date: June 24, 2002

TO :    ERIC LOOS

        To induce you to make a loan of U.S.  $50,000.00  to  Vertical  Computer
Systems as evidenced by its Promissory Note by and between Vertical Computer Systems, Inc., a Delaware corporation ("Company") and you in that amount dated the date of this Collateral Pledge Agreement (the "Agreement"), bearing interest at the rate of twelve percent (12%) PER ANNUM, and payable to your order on January 24, 2003 (the "Note", which term will include any amendments thereto and substitutions therefor), and in consideration of your making said loan, and to secure payment of all amounts owing under the Note and this Agreement and performance of all of our other obligations under the Note and under this Agreement, the undersigned hereby pledge to you and grant you a security interest in a limited security interest in the amount of $50,000 of that portion of the $1,500,000 pledged by the Company to Coast Credit ("Coast") Bank on behalf of Now Solution's LLC, a subsidiary of the Company, which Company is entitled to receive. As of the date of this Collateral Pledge Agreement, Company is entitled to receive approximately $740,000 of its $1,500,000 pledge from Coast.

DEFINITION OF COLLATERAL; METHOD OF SELLING COLLATERAL AND REPAYMENT OF PROMISSORY NOTE

        The term "Collateral" means a limited security interest in the amount of $50,000 of that portion of the $1,500,000 pledged by the Company to Coast on behalf of Now Solution's LLC, a subsidiary of the Company, which Company is entitled to receive. As of the date of this Collateral Pledge Agreement, Company is entitled to receive approximately $740,000 of its $1,500,000 pledge from Coast.

WARRANTIES

        We hereby warrant to you that:

        a. the Company is duly incorporated and validly existing under the laws of the State of Delaware;

        b. we have taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Note, which constitute our legally binding obligations;

PROHIBITION ON TRANSFER OF COLLATERAL

        We agree that we will not sell, transfer, assign or encumber any of our rights in any of the Collateral or grant any rights in or to any of the Collateral except pursuant to this Agreement.

FURTHER ASSURANCES

        We will, at our expense, take or cause to be taken such action and execute and deliver or cause to be executed and delivered a letter of direction in the form attached herewith. In the event the Company is delinquent on any payments due under the Note, the Company shall execute and deliver the letter of direction to Coast, instructing to pay you any and all outstanding sums owed to you from that portion of the $1,500,000 pledged by the Company to Coast. Such letter of direction shall be effective on the condition that Coast actually has released sufficient sums of the Company's $1.5 million to cover the balance due on the Note.


                          COLLATERAL PLEDGE AGREEMENT

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DEFAULT

        Upon a default under any of the provisions of the Note, or if any warranty by us hereunder is incorrect, or if we fail to perform any of our obligations under this Agreement (any such default or breach of warranty or failure being herein called "a default under this Agreement"), you may, without notice, take such action as you deem advisable with respect to the Collateral.

REMEDIES; ORDER OF PURSUIT

        You shall not be required to resort to or pursue any of your rights or remedies under or with respect to any other agreement or any other collateral before pursuing any of your rights or remedies under this Agreement. You may pursue your rights and remedies in such order as you determine, and the exercise by you of any right or remedy will not preclude your exercising any other right or remedy.

DELAY; WAIVER

        The failure or delay by you in exercising any of your rights hereunder or with respect to the Note or any other collateral securing the Note in any instance shall not constitute a waiver thereof in that or any other instance. You may waive your rights only by an instrument in writing signed by you.

EXPENSES

        We agree to pay on demand (a) all expenses (including, without limitation, legal fees and disbursements) incurred by you in connection with the negotiation and preparation of this Agreement and the perfection of your security interest in any of the Collateral, and (b) all expenses of enforcing the provisions of this Agreement and your rights against any of the Collateral, including, without limitation, expenses and fees of legal counsel, court costs and the cost of appellate proceedings.

WHERE TO MAKE PAYMENTS

        All payments under this Agreement shall be made in lawful currency of the United States of America in immediately available funds at the address as provided in the Note, or in such other manner or at such other place as you shall designate in writing.

GOVERNING LAW; AGENT FOR SERVICE OF PROCESS

        This Agreement and your rights and our obligations hereunder shall be governed by and construed in accordance with the law of the State of California. We agree that any legal action or proceeding with respect to this Agreement or any of the Collateral may be brought in the courts of the State of California and of the United States having jurisdiction in the County of Los Angeles and State of California and for the purpose of any such legal action or proceeding, we hereby submit to the non-exclusive jurisdiction of such courts and agree not to raise and waive any objection we may have based upon personal jurisdiction or the venue of any such court or FORUM NON CONVENIENS. We agree not to bring any action or other proceeding with respect to this Agreement or any of our obligations under this Agreement in any other court unless such courts of the State of California and of the United States determine that they do not have jurisdiction in the matter. For purposes of any proceeding involving this Agreement, we hereby irrevocably appoint Gary L. Blum, Esq., 3278 Wilshire Blvd., #603, Los Angeles, CA 90010, our agent to receive service of process for us and on our behalf.

        We will at all times maintain an agent to receive service of process in California, on our behalf with respect to this Agreement, and in the event that, for any reason, the agent named above or any successor agent shall no longer serve as our agent to receive service of process in California, we shall promptly appoint a successor and advise you thereof.



                          COLLATERAL PLEDGE AGREEMENT

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AMENDMENT

        This Agreement may only be amended by an instrument in writing signed by you and us.


                                     Very truly yours,

                                     PLEDGEE

                                     ERIC LOOS

                                     -------------------------------------------
                                     By: Eric Loos


                                     PLEDGOR

                 AGREED:
                                     VERTICAL COMPUTER SYSTEMS, INC.


                                     -------------------------------------------
                                     By: Richard Wade








                          COLLATERAL PLEDGE AGREEMENT


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